UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549

                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 21, 2001

                              YANG HOLDING COMPANY


    Florida              Commission File Number 0-19505         65-0274107
(State or other                                                (IRS Employer
 jurisdiction)                                               Identification No.)

 1000 Brickell Avenue, Suite 900, Miami, Florida                       33131
    (Address of principal executive offices)                         (Zip Code)

 Issuer's telephone number: (305) 702-5512

EXPLANATORY NOTE: This form 8-KA amends Item 4(c)to cover the interim period from the date of the last audited financial statements to March 20, 2000, the date of termination of the former principal accountant, and includes letter from Dohan and Company dated April 26, 2000 (omitted in form 8-K as originally filed)as an exhibit. It also amends the Commission File number, originally shown in error as 0-19305.

ITEM 4. Changes in Issuer's Certified Public Accountant

(a) The Issuer has engaged Berkovitz & Company, P.A. to be its principal accountant effective March 20, 2000, to audit its accounting statements for the year ended December 31, 1999. The Issuer has dismissed, and therefore has terminated its client-auditor relationship with Dohan & Company,P.A.,its previous principal accountant with respect to the audit of the Issuer's financial statements. The letter notifying Dohan and Company, P.A. is included with this Form 8-KA as an exhibit. Dohan and Company, P.A. issued unqualified opinions of the Issuer's financial statements for years ended December 31,1995 and 1996. Dohan and Company, P.A. issued qualified opinions on their 1997 and 1998 reports. Both qualifications related to the uncertainty of the Company's ability to continue as a going concern.

(b) The decision to change accountants was approved by the Board of Directors of the Issuer by unanimous written consent.

(c) During all the fiscal years from 1995 to 1998 and the subsequent interim period preceding this termination through March 20, 2000, the date of termination, there were no disagreements over accounting matters, financial disclosures, or any other limitations on the scope or procedure of the independent auditor in the course of performing professional services.

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ITEM 7.  Ex. 16 Letter to Steven H. Dohan Dated March 20, 2000.
         Ex. 17 Letter from Steven H. Dohan dated April 26, 2000.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2001                            By: /s/ James Chow
                                                 --------------------------
                                                  James Chow
                                                  President

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                                 EXHIBIT INDEX



EXHIBIT               DESCRIPTION
-------               -----------
 16              Letter to Steven H. Dohan Dated March 20, 2000.
 17              Letter from Steven H. Dohan dated April 26, 2000.